Optical Cable Corporation (OCC®)
Annual Meeting of Shareholders

Neil Wilkin, President & CEO

March 25, 2014

Green Ridge Recreation Center, Roanoke, Virginia

OCC®
OPTICAL CABLE CORPORATION



Forward Looking Information

This presentation may contain "forward looking statements" that involve risks and uncertainties. These statements reflect management's current expectations about possible future events and performance. Actual future results may differ materially due to a number of factors, including but not limited to, those factors set forth in detail in the "forward looking information" of our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in our other SEC reports—all such factors are incorporated herein by reference. These factors may be revised or supplemented in future reports filed with the SEC.

Agenda

- Well Positioned in Targeted Markets
- OCC: Strong
- Committed to Building Long-Term Value
- Confident in OCC's Future
- Q&A

Well Positioned
in Targeted Markets

Well Positioned in Targeted Markets

- **Founded in 1983, OCC celebrated its 30th anniversary this past year**
- **Strong market presence in fiber optic and copper cabling and connectivity datacom markets for enterprise market (i.e., excluding carrier markets)**
- **Pioneering fiber optic cable designs for most demanding applications for enterprise market**
- **Respected innovator of connectivity technologies**

Well Positioned in Targeted Markets

- **Broad and diverse product sets that provide solutions to customers and end-users**

- **OCC sold products in over 50 countries in fiscal year 2013, with approximately 30% of sales outside of USA**

- **Approximately one half of OCC's sales are in commercial markets, rest in specialty markets (e.g., broadcast, industrial, military, oil & gas, petrochemical markets)**

Well Positioned in Targeted Markets

- We believe OCC's market share in the commercial fiber optic cable market in USA places us in the top 3 or 4 of USA manufacturers (ahead of many larger competitors)

- A leader in harsh environment, deployable fiber optic cabling and connectivity solutions

- Well positioned to leverage strong cabling position in commercial connectivity markets

OCC: Strong

OCC: Financially Strong

- **Financial results for fiscal year 2012, were record setting with $83.5 million in net sales and $6.6 million in EBITDA[1]**
- **Financial results for fiscal year 2013 less than expected, with net sales of $75.3 million in net sales and $2.7 million in EBITDA[1]**
- **Significant operating leverage – also an important opportunity**
- **OCC still financially strong**

1 EBITDA (earnings before interest, taxes, depreciation and amortization) for fiscal year 2012 is computed as follows: net income totaling $2,626,200 plus income tax expense of $1,257,335, plus interest expense of $490,220, plus depreciation, amortization and accretion of $2,181,100, equals EBITDA of $6,554,855. EBITDA for fiscal year 2013 is computed as follows: net loss totaling $72,478 plus income tax expense of $347,788, plus interest expense of $408,893, plus depreciation, amortization and accretion of $2,051,433, equals EBITDA of $2,735,636. Note that interest expense used in the calculation of EBITDA for fiscal year 2012 and 2013 differs from interest expense included in the Consolidated Statements of Operations because, in accordance with accounting principles generally accepted in the United States, certain amortization and accretion is included in both interest expense per the Consolidated Statements of Operations and in depreciation, amortization and accretion in the Consolidated Statements of Cash Flow.

OCC: Financially Strong

- **During fiscal year 2013:**
  - OCC generated $3.5 million in net cash provided by operating activities
  - OCC returned a total of $1.1 million to shareholders by declaring dividends and repurchasing and retiring common stock
  - OCC increased our current assets to current liabilities ratio to 6.6 to 1 (compared to 4.4 to 1 at end of 2012)
  - OCC increased its revolving credit facility limit to $9.0 million

OCC: Strong

- Some volatility—quarter to quarter and even year to year

- Yet, OCC has grown net sales at a compound annual rate of 8.7% per year from 2007 to 2013

Committed to Building Long-Term Value

Committed to Building Long-Term Value

- Taking actions designed to build long-term value for shareholders
- In fiscal year 2013, we invested twice the amount in CapEx than in the past 2 years combined
- Investments opened new market opportunities

Committed to Building Long-Term Value

- **Focus on new product development—building on our solutions approach**
- **More patents pending than in anytime in OCC's history**
- **More new product initiatives – initiatives we believe will provide significant value in the short- to moderate-term, as well as long-term value**

Committed to Building Long-Term Value

- **OCC team's interests aligned with shareholders—with leadership team and Board owning approximately one third of outstanding shares**

Committed to Building Long-Term Value

- **We do not believe the current share price reflects the intrinsic value of OCC—**
  - Strong market position (better FOC market position than many other much bigger competitors)
  - Broad and diverse product offerings
  - Industry EV/Revenue multiples
  - Innovative Technologies
  - New Product initiatives
  - Operating leverage opportunities
  - Even our net book value
- **Until it does, we are working to return value to shareholders—**

Annual Dividend Rate per Share
FY 2010 - FY 2014
(2014 is Implied Annual Rate)


Rate in $
0.09
0.08
0.07
0.06
0.05
0.04
0.03
0.02
0.01
0.00
2010
2011
2012
2013
2014

OPTICAL CABLE CORPORATION


Total Dividends Declared
FY 2010 - FY 2014 (projected)
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
2010
2011
2012
2013
2014

Shares Repurchased
FY 2009 - FY 2013



300,000
250,000
200,000
150,000
100,000
50,000
0
Quantity of Shares Repurchased
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
Total Cost of Repurchases (including brokerage fees)
2009
2010
2011
2012
2013
Quantity
Total Cost

OPTICAL CABLE CORPORATION

Comparison of Cumulative Return of OCC, Russell 2000 Index, DJIA, and S&P 500 October 31, 2002 - February 28, 2014

(Assumes Initial Investment of $100, including OCC dividends)



$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
Value ($)
Oct-02
Jan-03
Apr-03
Jul-03
Oct-03
Jan-04
Apr-04
Jul-04
Oct-04
Jan-05
Apr-05
Jul-05
Oct-05
Jan-06
Apr-06
Jul-06
Oct-06
Jan-07
Apr-07
Jul-07
Oct-07
Jan-08
Apr-08
Jul-08
Oct-08
Jan-09
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Month Ended
OCC
Russell
DJIA
S&P 500

OCC®
OPTICAL CABLE CORPORATION

Confident in OCC's Future

Confident in OCC's Future

- Enviable Market Position relative to competitors
- Diverse and Deep Market Presence with solutions-based approach
- OCC: Financially Strong
- Innovative Technologies and New Products
- Focus on building long-term shareholder value
- OCC team ownership aligns us with other shareholders

Questions

Optical Cable Corporation (OCC®)
Annual Meeting of Shareholders

Neil Wilkin, President & CEO

March 25, 2014

Green Ridge Recreation Center, Roanoke, Virginia

OCC®
OPTICAL CABLE CORPORATION

